UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2025

CABALETTA BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39103	82-1685768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 Arch Street Suite 600
Philadelphia, Pennsylvania		19104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (267) 759-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CABA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 27, 2025, Cabaletta Bio, Inc. (“Cabaletta” or the “Company”) issued a press release reporting new clinical data and development updates across the RESET-Myositis™, RESET-SSc™ and RESET-SLE™ trials evaluating rese-cel (resecabtagene autoleucel, formerly known as CABA-201) (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On October 27, 2025, the Company posted to the “Investors & Media” section of the Company’s website at www.cabalettabio.com an updated corporate presentation (the “Corporate Presentation”). A copy of the Corporate Presentation is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Cabaletta is presenting new clinical data and development updates across the RESET-Myositis™, RESET-SSc™ and RESET-SLE™ trials evaluating rese-cel (resecabtagene autoleucel, formerly known as CABA-201) in multiple oral and poster presentations at the American College of Rheumatology ("ACR") Convergence 2025.

Highlights of the rese-cel clinical and translational data being presented at ACR Convergence 2025 as of the data cut-off date of September 11, 2025, and development updates include:

RESET-Myositis: Complete Adult Phase 1/2 Data and Registrational Cohort Update
Cabaletta is presenting complete adult Phase 1/2 clinical data from 6 patients in the combined DM/ASyS (4 dermatomyositis and 2 antisynthetase syndrome) cohort and 6 patients in the immune-necrotizing myopathy ("IMNM") cohort, in addition to 1 patient in the juvenile idiopathic inflammatory myopathy cohort, within the RESET-Myositis trial. Regarding safety, 4 of 13 patients experienced fever, or grade 1 cytokine release syndrome ("CRS"), and no immune effector cell-associated neurotoxicity syndrome ("ICANS") was observed.

All 4 DM/ASyS patients who met the key inclusion criteria for the registrational cohort with sufficient follow-up achieved immunomodulatory-free total improvement score ("TIS") responses of moderate or major improvement at week 16. Based on these clinical data, Cabaletta is initiating a DM/ASyS registrational cohort within the RESET-Myositis trial. There are approximately 60,000 patients with DM in the U.S. who have IVIg as their only U.S. Food and Drug Administration ("FDA")-approved treatment option and approximately 15,000 patients with ASyS in the U.S who have no FDA-approved treatment options. Consistent with the previously announced FDA alignment on registrational cohort design, Cabaletta expects to enroll 14 patients in the registrational cohort with a 16-week primary endpoint of moderate or major TIS response while off immunomodulators and on no or low-dose steroids. Cabaletta remains on track to initiate enrollment in the registrational DM/ASyS cohort this quarter.

Two of 4 IMNM patients with sufficient follow-up achieved immunomodulatory-free TIS responses at week 24. In a subset of ASyS and IMNM patients with limited durability or response, rese-cel achieved complete B cell elimination and an apparent B cell reset, but did not lead to antibody clearance, suggesting CD19-negative long-lived plasma cells may be a clinically meaningful source for potentially pathogenic autoantibodies in these patients. Prior to the potential initiation of a registrational IMNM cohort, additional patients will be enrolled in the Phase 1/2 cohort with refined entry criteria and existing patients will be followed to further evaluate efficacy and durability in this patient population.

RESET-SSc: Preliminary Phase 1/2 Data
Cabaletta is presenting preliminary Phase 1/2 clinical data from 6 RESET-SSc patients, including 3 in the severe skin (SSc-Skin) cohort and 3 in the organ (SSc-Organ) cohort. Three of these 6 patients experienced low-grade CRS (grade 1 or 2) and one ICANS event was observed (grade 3, previously reported in March 2025).

All 4 patients with at least 3 months of follow-up achieved an rCRISS-25 response off immunomodulators and steroids. These initial data suggest the potential for rese-cel to reset the immune system in systemic sclerosis, allowing patients to achieve transformative clinical responses off all immunomodulators and glucocorticoids. Cabaletta anticipates FDA alignment on the registrational cohort design this year.

RESET-SLE: Preliminary Phase 1/2 Data and Expansion of No Preconditioning Strategy
Cabaletta is presenting preliminary Phase 1/2 clinical data from 9 patients in the RESET-SLE trial, including 5 patients in the non-renal systemic lupus erythematosus ("SLE") cohort and 4 patients in the lupus nephritis ("LN") cohort. Six of 9 patients experienced no CRS (grade 1 events were reported in 3 patients) and 8 of 9 patients experienced no ICANS (grade 4 in 1 patient, previously reported in August 2024).

Three of 4 SLE patients with at least 3 months of follow-up achieved DORIS (definition of remission in SLE), and the fourth patient with pure class V LN achieved a complete renal response. Three of 4 LN patients with at least 3 months of follow-up showed renal response. All 9 patients were off all immunomodulators as of the data cut-off. Patients across both cohorts achieved a median 8-point reduction in SLEDAI-2K and a significant reduction in anti-dsDNA antibodies was observed.

Based on the clinical responses observed in lupus following complete B cell depletion after administration of rese-cel with preconditioning, and with the initial data from 3 patients in RESET-PV™ showing that potentially complete B cell depletion is possible with a single, weight-based dose of rese-cel without the use of a fludarabine and cyclophosphamide lymphodepleting regimen, Cabaletta is expanding this approach into lupus, which predominantly affects women of child-bearing potential. Cabaletta is incorporating this new dose-escalation cohort into the RESET-SLE trial with initial clinical data anticipated in 2026.

Forward-Looking Statements

The information under this Item 8.01 contains “forward-looking statements” of Cabaletta within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including without limitation, express or implied statements regarding: Cabaletta’s business plans and objectives as a whole; Cabaletta’s ability to realize its vision of launching the first curative targeted cell therapy designed specifically for patients with autoimmune diseases; Cabaletta’s ability to successfully complete research and further development and commercialization of its drug candidates in current or future indications, including the timing and results of Cabaletta’s clinical trials and its ability to conduct and complete clinical trials; expectation that clinical results will support rese-cel’s safety and activity profile; statements regarding the timing of interactions with regulatory authorities, including such authorities’ review of safety information from Cabaletta’s ongoing clinical trials and alignment with regulatory authorities on potential registrational pathway for rese-cel; Cabaletta’s ability to leverage its emerging clinical data and its efficient development strategy; Cabaletta’s ability to capitalize on and potential benefits resulting from its research and translational insights; the clinical significance of the clinical data read-out at upcoming scientific meetings and timing thereof; Cabaletta’s expectations around the potential success and therapeutic benefits of rese-cel, including its belief that rese-cel has the potential to reset the immune system and result in profound clinical responses without chronic therapy requirements in patients; the Company’s advancement of separate Phase 1/2 clinical trials of rese-cel in patients with SLE, myositis, SSc, gMG and PV and advancement of the RESET-MS trial, including updates related to status, safety data, efficiency of clinical trial design and timing of data read-outs or otherwise; Cabaletta’s ability to initiate the myositis registrational trial and timing thereof; Cabaletta’s plans to initiate enrollment in the registrational DM / ASyS cohort in 2025; Cabaletta’s plans to enroll additional patients in the phase 1/2 IMNM cohort prior to the potential initiation of a registrational IMNM cohort; Cabaletta’s plans to initiate a no preconditioning cohort in RESET-SLE trial based on the consistency of clinical responses in patients with lupus and timing of data read-outs in connection thereto; Cabaletta’s plans to incorporate a new dose-escalation cohort into the RESET-SLE trial with initial clinical data anticipated in 2026; Cabaletta’s expectations around alignment with FDA on the registrational designs for lupus and systemic sclerosis cohorts in 2025; Cabaletta’s expectations around the initial data of the RESET-SSc trial and the potential for rese-cel to reset the immune system in systemic sclerosis, allowing patients to achieve transformative clinical responses off all immunomodulators and glucocorticoids.

Any forward-looking statements in this Item 8.01 are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to regulatory filings and potential clearance; the risk that signs of biologic activity or persistence may not inform long-term results; Cabaletta’s ability to demonstrate sufficient evidence of safety, efficacy and tolerability in its preclinical studies and clinical trials of rese-cel; the risk that the results observed with the similarly-designed construct employed in academic publications, including due to the dosing regimen, are not indicative of the results we seek to achieve with rese-cel; risks that results from one program may not translate to results for another program; risks that modifications to trial design or approach may not have the intended benefits and that the trial design may need to be further modified; risks related to clinical trial site activation, delays in enrollment generally or enrollment rates that are lower than expected; delays related to assessment of clinical trial results; risks related to unexpected safety or efficacy data observed during clinical studies; risks related to volatile market and economic conditions and public health crises; Cabaletta’s ability to retain and recognize the intended incentives conferred by Orphan Drug Designation and Fast Track Designation or other designations for its product candidates, as applicable; risks related to Cabaletta’s ability to protect and maintain its intellectual property position; risks related to fostering and maintaining successful relationships with Cabaletta’s collaboration and manufacturing partners; uncertainties related to the initiation and conduct of studies and other development requirements for its product candidates; the risk that any one or more of Cabaletta’s product candidates will not be successfully developed and/or commercialized; and the risk that the initial or interim results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Cabaletta’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Cabaletta’s most recent annual report on Form 10-K as well as discussions of potential risks, uncertainties, and other important factors in Cabaletta’s other filings with the Securities and Exchange Commission. All information in this Item 8.01 is as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update this information unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by the registrant on October 27, 2025, furnished herewith.

99.2	Cabaletta Bio, Inc. Corporate Presentation, dated October 2025, filed herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABALETTA BIO, INC.

Date: October 27, 2025	By:	/s/ Steven Nichtberger
Steven Nichtberger
Chief Executive Officer and President (Principal Executive Officer)